Adopted by the Board of Directors on July 26, 2023 Insider Trading Policy for Non-Employee Directors This insider trading policy contains specific requirements for all non-employee directors of Artisan Partners Asset Management Inc. (together with its subsidiaries, the “Company”) relating to prohibitions on insider trading. Requirements for employees (including executive officers) relating to the Company’s prohibition on insider trading are set forth in the Company’s Code of Ethics and Insider Trading Policy. I. Scope of Policy Each restriction in this policy applies to you as a non-employee director, to all members of your immediate family, and to any entity that is controlled by you or a member of your immediate family.1 This policy imposes three principal restrictions with respect to your trading activity:  a prohibition against insider trading (Section II);  a prohibition against specified transactions in Company securities (Section III); and  transfer and trading restrictions (Section IV). Non-employee directors are not subject to the Artisan Partners Code of Ethics and Insider Trading Policy, which requires employees to preclear all securities transactions and periodically report all securities holdings, because non-employee directors are not ordinarily in a position to know of transactions in portfolio securities held by the Company’s investment strategies until after the fact. To ensure each non-employee director remains in such a position, you are required to report to the Chief Legal Officer2 any personal transaction in a security if, at the time of the transaction, you knew, or should have known as a result of your service as a director, that on the date of the personal transaction, or within 15 days before or after that date, a client of the Company had purchased or sold, or considered purchasing or selling, the same security. 1 Immediate family members include any of the following individuals to the extent they are either living in your house or dependent on you for support: spouse, son or daughter (including a legally adopted child) or any descendants of either, stepson or stepdaughter, son-in-law, daughter-in-law, father or mother, stepfather or stepmother, mother-in-law or father-in-law, and siblings or siblings-in-law, or any ancestor of any of the foregoing persons. Immediate family members also may include any person who has been claimed by you as a domestic partner under local, state or federal law or otherwise for purposes of obtaining certain employment or other similar benefits, as well as that person’s descendants and ancestors. 2 References to the Chief Legal Officer also include, for any function, any person designated by the Chief Legal Officer as having responsibility for that function from time to time and subject to the Chief Legal Officer’s supervision. If the Chief Legal Officer is not available, reports required to be made to the Chief Legal Officer, or actions permitted to be taken by the Chief Legal Officer, may be made to or taken by another lawyer to the Company, to the extent such actions are permitted by applicable law.

II. Prohibition Against Insider Trading Company Securities. You may not, directly or indirectly, engage in any transaction involving Company securities or any “derivative security” relating to any Company security, if you are aware of material nonpublic information relating to the Company (see the Appendix for a discussion of material nonpublic information). A “derivative security” is any security with a value that depends, to a material extent, on the value of a Company security. Examples include put and call options, forward contracts and equity swaps relating to the Company’s common stock. As discussed under Section III “Prohibited Transactions in Company Securities―Hedging”, hedging transactions with respect to any Company security are prohibited. Securities of Other Issuers. You may not, in violation of Rule 10b5 under the Securities Exchange Act of 1934, engage in any transaction involving the securities of another company, or any derivative security relating to the securities of another company, if you possess material nonpublic information about that company which you obtained in the course of your service as a director of the Company. No Communication of Inside Information. You may not, directly or indirectly, communicate (“tip”) material nonpublic or confidential information of which you are aware to others in violation of the law. III. Prohibited Transactions in Company Securities Short Sales. You may not, directly or indirectly, sell any Company equity security short (that is, sell a Company equity security when you don’t own it), or sell short against the box (that is, sell a Company equity security when you own the security sold but do not deliver it). Short Term Trading. You are subject to the reporting and short swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and must comply with the applicable provisions whether or not in possession of material nonpublic information. For this reason, if you purchase Company securities you may not then sell Company securities of the same class for at least six months after the purchase. Hedging. If you own Company securities, you may not, directly or indirectly, hedge your exposure to the economic consequences of ownership of those securities. In particular, you may not engage in hedging transactions involving any derivative security relating to Company securities, including acquiring, writing or otherwise entering into any instrument that has a value determined by reference to Company securities, whether or not the instrument is issued by the Company. For the avoidance of doubt, ownership of equity interests in a subsidiary of the Company is not prohibited by this Policy. Pledging and Margin Accounts. You may not hold Company securities in a margin account at any time. You may not pledge Company securities at any time when you are aware of material nonpublic information or otherwise are not permitted to trade in Company securities. Options Transactions. Transactions in put options, call options or other derivative securities, on an exchange or in any other organized market, are prohibited by this policy.

Discretionary Accounts. The requirements and prohibitions within this policy apply to all types of accounts, including discretionary accounts. For example, Company securities traded by a financial advisor on your behalf in a discretionary account remain subject to certain provisions of Section 16. In order to minimize the risk of delinquent Section 16 filings and violations of this policy, you are strongly discouraged from holding Company securities in a discretionary account. Gifts. A gift of Company shares is treated as a sale for purposes of this policy. You may initiate a gift of Company securities only when you would be able to sell that security (that is, during an open trading window, after receiving preclearance, and only when you are not in possession of material nonpublic information). IV. Transfer and Trading Restrictions You are subject to preclearance and reporting requirements for all transactions in Company securities, and to restrictions on the timing of those transactions. Transfer Restrictions. In order to facilitate the monitoring of holdings in Company securities and timely reporting under Section 16, you should notify the Chief Legal Officer of your intent to transfer Company securities from one account to another account prior to initiating any such transfer if the transfer would change the manner in which the securities are held in any way. Even if you have been precleared, you may not engage in a transaction in Company securities while in possession of material nonpublic information. Preclearance and Reporting of Transactions in Company Securities. Any transaction involving the purchase or sale of Company securities by a non-employee director must be precleared by the Chief Legal Officer. A request for preclearance should be submitted to the Chief Legal Officer at least two trading days in advance of the proposed transaction. The Company’s receipt of a properly executed exchange notice shall be deemed to be a request for preclearance. The Company may determine not to permit the trade for any reason. Unless revoked, a grant of preclearance will normally remain valid until the end of the second business day following the day on which it was granted. The Chief Legal Officer can grant an extension of the preclearance in their sole discretion. The execution of a precleared transaction must be reported to the Chief Legal Officer (through email, duplicate confirmation directly from the broker, or otherwise) immediately, but no later than the day after execution of the transaction. If the transaction does not occur during the two-day period and the Chief Legal Officer has not granted an extension, preclearance of the transaction must be re-requested. Blackout Periods. No transaction in Company securities, even if it has been precleared, may be effected during a blackout period. There are two types of blackout periods—a Quarterly Blackout Period and a Special Blackout Period—each as discussed below.

A Quarterly Blackout Period will typically begin on the 15th day of the last month of each fiscal quarter and will continue until the opening of regular session trading on the New York Stock Exchange on the second trading day after the day on which the Company releases its earnings for that fiscal period. From time to time, the Chief Legal Officer may designate additional blackout periods, or Special Blackout Periods, and may determine which non-employee directors are subject to the Special Blackout Period, in each case in the Chief Legal Officer’s discretion. Non-employee directors subject to a Special Blackout Period may not engage in any transaction in Company securities during any Special Blackout Period and may not disclose to any other person that any Special Blackout Period has been designated. V. Other Provisions Compliance Officer. The Chief Legal Officer is the compliance officer for this policy. The duties of the Chief Legal Officer with respect to this policy include, but are not limited to, the following:  overseeing the implementation of this policy;  periodically reviewing this policy to ensure it remains up-to-date with insider trading and other applicable laws;  preclearing all trading in Company securities in accordance with the procedures set forth in Section IV; and  granting exemptions pursuant to this Section V. Approved 10b5-1 Plan. The trading restrictions described in Section IV do not apply to transactions executed pursuant to a pre-existing written plan, contract, instruction or arrangement under Rule 10b5-1 (an “Approved 10b5-1 Plan”) that:  has been reviewed and approved by the Chief Legal Officer at least ten days in advance of being entered into (or, if revised or amended, the revisions or amendments have been reviewed and approved by the Chief Legal Officer at least ten days in advance of being entered into);  provides that no trades may occur thereunder until the expiration of the applicable cooling-off period as specified in Rule 10b5-1(c)(ii)(B), and no trades occur until after that time. The required cooling-off period will apply to the entry into a new 10b5-1 plan and any revision or modification of a 10b5-1 plan;  was entered into in good faith by a non-employee director, and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1, at a time when such person was not in possession of material nonpublic information about the Company, and the 10b5-1 plan includes representations by the non-employee director certifying to that effect;

 either (i) gives a third party the discretionary authority to execute purchases and sales of securities of the Company, outside the control of the non-employee director, so long as the third party does not possess any material nonpublic information about the Company; or (ii) explicitly specifies the security or securities to be purchased or sold, the number of shares, the prices and/or dates of transactions, or other formula(s) describing such transactions; and  is the only outstanding Approved 10b5-1 Plan entered into by the non-employee director (subject to the exceptions set out in Rule 10b5-1(c)(ii)(D)). With respect to any purchase or sale under an Approved 10b5-1 Plan, the third party effecting transactions on your behalf should be instructed to email transaction details to the Chief Legal Officer immediately but no later than the day after execution of the transaction. Post-Termination Transactions. If you are aware of material nonpublic information when your status as a director terminates, you may not trade in Company securities until that information has become public or is no longer material. Reporting of Violations. You should promptly report any violations of this policy to the Chief Legal Officer. Exemptions. There may be circumstances from time to time in which the application of this policy produces unfair or undesirable results and in which a proposed transaction is not inconsistent with the purposes of the policy. In those circumstances, the Chief Legal Officer may grant exemptions from any provision of the policy based on their determination that the exempted transaction is not inconsistent with the spirit of the policy or the Company’s Code of Business Conduct. Penalties. Failure to comply with this policy may result in sanctions, including removal from the Board, regardless of whether or not the failure results in a violation of law. If you engage in insider trading, you may be subject to substantial civil and criminal penalties and may expose the Company to potential liability. Certification of Compliance. Periodically, you will be required to certify that you have complied with and will continue to comply with this policy.

Adopted by the Board of Directors on July 26, 2023 Appendix Material Nonpublic Information Material Information. Information is material if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, hold or sell a security. Any information that could reasonably be expected to affect the price of the security is material. Material information can be positive or negative and may include forward-looking projections and forecasts. Examples of potentially material information may include:  additions or departures of portfolio managers, executive management and other key leaders;  quarterly and year-end earnings information;  significant changes in financial performance, outlook or liquidity (including significant changes in assets under management and client cash flows);  changes in debt ratings;  projections that significantly differ from external expectations;  public or private securities offerings;  changes in dividend policies or amounts, or stock splits;  significant business developments;  proposals, plans or agreements, even if preliminary in nature, of a pending or proposed merger, acquisition, divestiture, recapitalization, strategic alliance, licensing arrangement or purchase or sale of substantial assets;  actual or threatened major litigation or developments relating to the resolution of such litigation;  events having a significant regulatory effect or involving significant regulatory intervention; and  events that may result in the creation of a significant reserve or write-off or other significant adjustment to the Company’s financial statements. When in doubt, you should treat nonpublic or confidential information as material and consult with the Chief Legal Officer of the Company prior to engaging in a securities transaction. Nonpublic Information. Nonpublic information is information that is not generally known or available to the public. The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. Information becomes public when (i) it is disclosed by the Company in a way designed to achieve broad dissemination to the investing public generally, without favoring any special person or group, and (ii) there has been adequate time for the public to digest that information. Examples of broad dissemination include press releases, filings with the Securities and Exchange Commission, and conference calls or webcasts of which the public had notice and was granted access. Nonpublic information may include:  information available to only a select group of analysts or brokers or institutional investors;  undisclosed facts that are the subject of rumors, even if the rumors are widely circulated; and

 information that has been entrusted to the Company on a confidential basis until a public announcement of the information has been made and enough time has elapsed for the market to respond to a public announcement. As with questions of materiality, if you have any doubt, you should treat information as nonpublic and consult with the Chief Legal Officer of the Company before engaging in a securities transaction.